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Exhibit 10.3

                             EMPLOYMENT AGREEMENT
                             --------------------

Employment Agreement ("Agreement") made and entered into as of September 20, 2000 by and between Constance F. Galley (the "Employee"), and Mercator Software Inc. ("Mercator"), a Delaware corporation having its principal place of business at 45 Danbury Road, Wilton, Connecticut 06897.

WHEREAS, Mercator wishes to employ the Employee and the Employee wishes to be employed under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.   Employment and Term.
     --------------------

     1.1 Mercator hereby employs the Employee as President and Chief Executive Officer for a term of employment as defined in paragraph 1.2 hereof. The Employee shall, consistent with the bylaws of Mercator and as required by the Board of Directors of Mercator (the "Board"), be responsible for and perform all lawful services, acts or things necessary or advisable which are normally associated with the positions of President and Chief Executive Officer, including managing the operations of the Company. In this position the Employee is subject to the direction and supervision of the Board and shall report directly to the Board. In addition, Mercator shall cause the Employee to continue to serve as a member of the Board.

     1.2 The Employee's employment hereunder shall commence on the date hereof and shall continue in effect through the second anniversary of the date hereof; except that on each day on which the Employee is employed hereunder, the term of this Agreement shall automatically be extended for an additional day. The term of this Agreement shall expire upon any termination of the Employee's employment pursuant to paragraph 6 hereof.

     1.3 The Employee shall have such powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with the Employee's position as President and Chief Executive Officer. The Employee shall devote substantially all of her working time and efforts to the business and affairs of Mercator. Notwithstanding the foregoing, nothing shall preclude the Employee from serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations which are not competitive with Mercator, or managing her personal investments and affairs, provided that none of the foregoing activities interfere with the proper performance of her duties and responsibilities as Mercator's President and Chief Executive Officer.

     1.4 The Employee's principal place of employment during her employment with Mercator shall be in Wilton, Connecticut.

2.   Compensation.
     ------------

     2.1 Mercator agrees to pay the Employee a salary at the annualized rate of Three Hundred Fifty Thousand Dollars ($350,000.00) ("Base Salary") payable in accordance with Mercator's standard payroll practices. Such salary shall be reviewed at least annually by the Board and shall be subject to increase, but not decrease, during the term of this Agreement.

     2.2 The Employee shall be eligible to receive a target bonus equal to fifty percent (50%) of the Employee's Base Salary for each calendar year during the Employee's term of employment. The Employee's actual bonus for any year may be greater or less than the target bonus and such actual bonus shall be determined based upon criteria established by the Compensation Committee of the Board, with input from the Employee, at the beginning of each year. Such bonus shall be payable no later than the first
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     date that any other senior-level employees are paid their bonus.

     3.   Benefits and Expenses.
          ----------------------

     3.1 The Employee shall be entitled to participate in all benefit plans, programs and arrangements of Mercator on the same basis, subject to the same qualifications as other Mercator employees and pursuant to Mercator's then prevailing policies, including, without limitation, any group medical, hospitalization, 401K plan or other fringe benefit plans in effect with respect to employees and executives of Mercator in general, but not including any group profit sharing or other profit-based incentive program.

     3.2 The Employee shall be entitled to the same number of paid holidays per year as set forth by Mercator for its employees in general plus twenty (20) paid vacation days to be scheduled by the mutual agreement of the parties.

     3.3 Upon presentation of proper documentation and receipts, Mercator will promptly reimburse the Employee for expenses she reasonably incurs in connection with the performance of her duties (including business travel and entertainment expenses). In addition, Mercator shall reimburse the Employee for all legal fees and expenses incurred by the Employee in connection with the preparation, negotiation and documentation of her employment arrangements with Mercator upon submission of documentation evidencing such expenses.

4.   Stock Options.   During each year of the Employee's term of employment, the
     --------------
     Employee shall be eligible for a grant of Mercator stock options. Such grants shall be at a level, and on terms and conditions that are commensurate with her position and responsibilities with Mercator and appropriate in light of corresponding grants to other senior-level employees of Mercator. At the Employee's election, any such options may be transferable by the Employee to (i) one or more members of her immediate family (including the Employee's spouse and lineal descendants and spouses of lineal descendants); (ii) trusts for the benefit of the Employee and/or any person referred to in clause (i); (iii) entities wholly owned by the Employee and/or any persons or trusts referred to in clause (i) or (ii); or
     (iv) charitable organizations.


5.   Employment Guidelines and Confidentiality.
     -----------------------------------------

     5.1 The Employee shall at all times be bound by and adhere to the Conditions of Employment attached hereto as Appendix B and incorporated herein by reference, including as such Conditions of Employment may be changed by Mercator from time to time, following communication of any such changes to the Employee in writing.

     5.2 At all times, both during the Employee's employment by Mercator and after her termination, the Employee will keep in confidence and trust all proprietary and confidential materials and information of Mercator and of Mercator's clients, including valuable trade secrets ("Confidential Information"). The Employee will not use or disclose any such Confidential Information or anything relating to it without the written consent of Mercator, except in the ordinary course of performing her duties as an employee of Mercator, to her attorney on an as needed basis or, if the Employee is requested or required (orally or in writing) to do so by court order, subpoena, administrative order, proceeding, civil investigatory demand, interrogatory or any similar legal process, provided that the Employee gives ten (10) days notice (or such shorter time as required by such process) of any such request or requirements to Mercator prior to disclosing the Confidential Information in order to allow Mercator to protect the Confidential Information.

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6.   Termination.
     ------------

     6.1  (a)  Notice of Termination. Any purported termination of the
               ----------------------
     Employee's employment by Mercator or by the Employee shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated; notwithstanding the foregoing, if Mercator terminates the Employee's employment other than for Cause (as hereinafter defined) or if the Employee terminates her employment without Good Reason (as hereinafter defined), Mercator or the Employee, as the case may be, shall not be required to state the reasons for such termination in the Notice of Termination.

          (b)  Date of Termination.  "Date of Termination" means the date
               --------------------
     specified in the Notice of Termination but no less than 10 days after the date of the Notice of Termination if given by Mercator and no less than 30 days after the date of the Notice of Termination if given by the Employee.

     6.2 (a) The Employee's employment under this Agreement shall terminate upon the death of the Employee, without further act of Mercator. In addition, either party may terminate the Employee's employment under this Agreement as a result of the Employee's Disability, upon at least 15 days prior written notice to the other party. For purposes hereof, "Disability" shall mean that the Employee, by reason of physical or mental disability (excluding infrequent and temporary absences due to ordinary transitory illness) shall be unable to perform the services required of her hereunder for more than three (3) consecutive months or for an aggregate of six (6) months during any twelve (12) month period. Disability shall be determined by a licensed physician selected by Mercator and reasonably acceptable to the Employee.

          (b) Upon any termination of the Employee's employment hereunder as a result of the Employee's death or Disability, the Employee shall be entitled to receive (i) her Base Salary and the monetary equivalent of any accrued but unused vacation days through the Date of Termination, (ii) a bonus amount equal to her target bonus for the year of termination, pro rated through the Date of Termination, payable within 45 days after the Date of Termination, and (iii) any additional amounts due to her hereunder or under any benefit plan, program or arrangement of Mercator. In addition, notwithstanding any provision in any option agreement or plan to the contrary, in the past or in the future, upon any such termination, all of the Employee's Mercator stock options shall immediately vest and shall remain exercisable by the Employee (or her estate or beneficiaries) for the remainder of their originally stated terms. If, however, at the time of the Employee's death, the Employee is receiving severance compensation per the terms of this Agreement, unpaid severance will be paid to the Employee's estate in a lump sum.

     6.3 Mercator shall have the right to terminate the Employee's employment under this Agreement for Cause upon prior Notice of Termination to the Employee. Cause means: (i) the Employee is convicted of a felony (ii) the Employee's willful neglect of her material obligations and duties hereunder, which neglect the Employee shall fail to remedy within ten (10) days after written demand from Mercator, or (iii) the Employee willfully engages in conduct demonstrably and materially injurious to Mercator, monetarily or otherwise, and fails to remedy such conduct within 10 days after receipt of Notice thereof from Mercator. For the purpose of this clause, no act, or failure to act, on the part of the Employee shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that her action or omission was in, or not opposed to, the best interests of Mercator. Upon any

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     termination of the Employee's employment hereunder by the Company for
     Cause, the Employee shall be entitled to receive (i) her Base Salary and the monetary equivalent of any accrued but unused vacation days through the Date of Termination, and (ii) any additional amounts due to her hereunder or under any benefit plans, program or arrangement of Mercator. Upon any such termination, any options granted hereunder shall immediately expire.

     6.4 Mercator shall have the right to terminate the Employee's employment under this Agreement, without Cause, at the discretion of the Board of Directors by Notice of Termination. If such termination occurs, Mercator shall pay or provide the Employee (i) unpaid salary and the monetary equivalent of any accrued but unused vacation days through the Date of Termination, (ii) from the Date of Termination a severance compensation of eighteen (18) months of Base Salary at the rate then in effect payable in accordance with Mercator's standard payroll practices, (iii) a bonus amount equal to her target bonus for the year of termination, pro rated through the Date of Termination, payable within 45 days after the Date of Termination; (iv) a bonus equal to one hundred and fifty percent (150%) of her annual target bonus, payable during the eighteen (18) month period referred to in paragraph 6.4(ii) at the same time as the severance compensation paid in paragraph 6.4(ii); (v) eighteen (18) months of continuance of the eligible benefits set forth in paragraph 3.1 and (vi) any additional amounts due hereunder or under any benefit plan, program or arrangement of Mercator. Nothwithstanding any provision in any option agreement or plan to the contrary, in the past or in the future, upon any such termination all of the Employee's Mercator stock options will immediately vest and shall remain exercisable for the remainder of their originally stated terms.

     6.5 The Employee shall have the right to terminate the Employee's employment under this Agreement by Notice of Termination for Good Reason. "Good Reason" means, without the Employee's written consent, the occurrence of any of the following: (i) a significant diminution of, or the assignment to the Employee of any duties inconsistent with, the Employee's title, status, duties or responsibilities specified in paragraphs 1.1 and 1.3 hereof; (ii) a reduction by Mercator in the Employee's annual Base Salary as in effect on the date hereof or as the same may be increased from time to time or the Employee's target bonus as a percentage of Base Salary;
     (iii) the failure by Mercator to continue in effect any compensation plan or other fringe benefit provided by Mercator in which the Employee is then participating which by itself or in the aggregate is material to the Employee's total compensation unless there shall have been instituted a replacement or substitute plan or fringe benefit providing comparable benefits; (iv) the relocation of the Employee's office at Mercator more than fifty (50) miles from Wilton, CT; or (v) the failure of Mercator to obtain the written assumption of this Agreement by any successor to all or substantially all of its assets or business within thirty (30) days after a merger, consolidation, sale or similar change of control transaction. Upon any such termination, the Employee shall be entitled to the same payments and benefits (including, without limitation, vesting of options) specified in paragraph 6.4.

     6.6 The Employee may terminate her employment under this Agreement at any time, without Good Reason, by sending a Notice of Termination in accordance with paragraph 6.1. Upon any such termination, the Employee shall be entitled to the same payments and benefits specified in paragraph 6.3; provided, however, that any options granted to the Employee which have
     --------  -------
     vested prior to the Termination Date shall remain exercisable until the originally scheduled expiration date thereof. A termination under this paragraph 6.6 shall not be deemed a breach of this Agreement.

     6.7 Within one year following a "Change of Control" of Mercator (as defined below), the Employee may elect to terminate her employment upon thirty (30) days' written notice to the Board. In the event that the Employee shall elect to terminate her employment pursuant to this paragraph, upon any such termination the Employee shall be entitled to the same payments and benefits (including, without

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     limitation, vesting of options) as specified in paragraph 6.4. Upon a
     "Change of Control" of Mercator (as defined below) notwithstanding any provision in any option agreement or plan to the contrary, in the past or in the future, all of the Employee's outstanding stock options will vest and become immediately exercisable.

     6.8 Upon Notice of Termination of this Agreement, irrespective of the reason therefor, the Employee shall promptly turn over to Mercator all proprietary and confidential materials of the kind referred to in Section 5 and all tangible forms of the Employee's work product (including work files) without retaining any copies or duplicates thereof, except as to which Mercator may in writing give permission.

     6.9 In the event of any termination of the Employee's employment with Mercator under the Agreement, the Employee shall be under no obligation to seek other employment or otherwise mitigate the obligations of Mercator, and, there shall be no offset against amounts due to the Employee under this Agreement on account of any remuneration or other benefit earned or received by the Employee attributable to any subsequent employment that she may obtain.

     6.10 Any amounts due under this Section 6 are considered to be reasonable by Mercator and are not in the nature of a penalty.


     6.11 For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of Mercator, or a corporation owned, directly or indirectly by the stockholders of Mercator in substantially the same proportions, becomes after August 18, 2000 the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Mercator representing 20% or more of the combined voting power of Mercator's then outstanding securities; (b) the composition of the Board changes such that, during the employment period, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by Mercator's stockholders was approved by a vote of at least three-fourths (3/4) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (c) substantially all the assets of Mercator are disposed of by Mercator pursuant to a merger, consolidation, partial or complete liquidation, a sale of assets (including stock of a subsidiary) or otherwise, but not including a reincorporation or similar transaction resulting in a change only in the form of ownership of such assets, or (d) Mercator combines with another Company and is the surviving corporation but, immediately after the combination, the shareholders of Mercator immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the combined company.


7.   Restrictive Covenants.
     ----------------------

     7.1 The Employee agrees that during the term of this Agreement and for a period of eighteen (18) months following the Date of Termination of this Agreement, she will not, directly or indirectly, own, operate, manage, join, control, or participate in the ownership, management, operation or control of, or be connected with as a partner, stockholder, director, officer, agent, employee, or consultant, any business, firm, or corporation in any capacity that involves the development, production or sale of any product that is directly competitive with Mercator in the territories Mercator serves; except that nothing in this Section 7.1 shall bar the acquisition of any publicly traded securities which do not confer upon the Employee the right

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     to control or influence the policy of the issuer.

     7.2 The Employee further agrees that for a period of one (1) year following the termination of this Agreement, she will not, without the prior written consent of Mercator, (a) solicit for employment any of the staff of Mercator or of Mercator's customers, or (b) solicit the business of Mercator's customers for products that are directly competitive to Mercator products.

     7.3  In the event a court of competent jurisdiction finds any part of this
     Article 7 unenforceable, the parties agree that such finding shall not effect or render invalid or unenforceable any other provision of this Article. The parties further agree to execute any amendments necessary to accomplish the intent of this Article to the fullest extent possible under the law.

8.   Remedies.  The parties hereto recognize that, in the event of any breach by
     ---------
     the Employee of the provisions of Paragraphs 5.2 or 7 hereof, damages may be difficult, if not impossible, to ascertain and it is therefore agreed that Mercator, in addition to and without limiting any other remedy it might have under this Agreement, or at law or in equity, shall be entitled to an injunction against the Employee issued by any court of competent jurisdiction enjoining any such breach.

9.   Representation and Warranty.  The Employee represents and warrants that she
     ----------------------------
     is not now or on the date of commencement of this Agreement, a party to any agreement, contract or understanding, whether of employment or otherwise, which would in any way restrict or prohibit her from undertaking or performing employment in accordance with the terms and conditions of this Agreement.

10.  Indemnification.  (a)  Mercator agrees that (i) if the Employee is made a
     ---------------
     party, or is threatened to be made a party, to any threatened or actual action, suit or proceeding, whether civil, criminal, administrative, investigative, appellate or otherwise (a "Proceeding") by reason of the fact that she is or was a director, officer or employee of Mercator or is or was serving at the request of Mercator as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Employee's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Employee shall promptly be indemnified and held harmless by Mercator to the fullest extent legally permitted or authorized by Mercator's certificate of incorporation or bylaws or, if greater, by the laws of the State of Delaware against any and all costs, expenses, liabilities and losses (including, without limitation, attorney's fees, judgments, interest, expenses of investigation, penalties, fines, ERISA, excise taxes or penalties, amounts paid or to be paid in settlement) reasonably incurred or suffered by the Employee in connection therewith. Such indemnification shall continue as to the Employee even if she has ceased to be a director, member, trustee, fiduciary, partner, employee, agent, manager, consultant or representative of Mercator or, at Mercator's request, of another person or entity and shall inure to the benefit of the Employee's heirs, executors and administrators. Mercator shall advance to the Employee all costs and expenses incurred by the Employee in connection with any such Proceeding within 15 days after receiving written notice requesting such an advance. Such notice shall include, to the extent required by applicable law, an undertaking by the Employee to repay the amount advanced if she is ultimately determined not to be entitled to indemnification against such costs and expenses.

     (b) Neither the failure of Mercator (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Employee under paragraph 10(a) that indemnification of the Employee is proper because she has met the applicable standard of conduct, nor a determination by Mercator (including its board of directors, independent legal counsel or stockholders) that the Employee has not met

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     such applicable standard of conduct, shall create a presumption that the
     Employee has not met the applicable standard of conduct.

     (c) Mercator agrees to continue and maintain a directors' and officers' liability insurance policy covering the Employee to the extent Mercator provides such coverage for its other executive officers, and to no significantly lesser extent than in effect on the date hereof.



11.  Miscellaneous.
     --------------

     11.1 Should any provision or part of this Agreement be declared void or unenforceable by any court or administrative body of competent jurisdiction, such provisions or part shall be deemed severable and, without further action by the parties to this Agreement, shall be severed from the remainder of this Agreement which shall continue in all respects valid and enforceable.

     11.2 Any notices or communications hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail to the addresses specified on the last page hereof or, after proper notice, to such addresses as the parties may specify.

     11.3 Agreement shall be binding upon and inure to the benefit of Mercator, its successors or assigns, or any corporation which acquires all or substantially all of its assets. This Agreement is personal as to the Employee and shall not be assignable by the Employee.

     11.4 This Agreement constitutes the entire understanding of the parties hereto with respect to the Employee's employment and her compensation therefor and supersedes any prior Agreements and understandings between the parties concerning employment or compensation.

     11.5 Except as otherwise set forth in this Agreement, the respective rights and obligations of the parties hereunder shall survive any termination of the Employee's employment hereunder.

     11.6 This Agreement shall be governed by and construed under the laws of the State of Connecticut.

     11.7 The captions appearing in this Agreement appear as a matter of convenience only and in no way define or limit the scope and intent of any of the provisions hereof.

     11.8 No provision in this Agreement may be amended unless such amendment is set forth in a writing signed by the parties. No waiver by either party of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in a writing signed by the waiving party.

     11.9 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


Mercator Software Inc.              The Employee:
45 Danbury Road
Wilton, CT 06897


                                    /s/ Constance F. Galley
By: _________________________       --------------------------
                                    Constance F. Galley
                                    23 Burritts Landing South
                                    Westport, CT 06880

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